UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013 (February 25, 2013)

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 27, 2013, CoStar Group, Inc. announced its financial results for the quarter and year ended December 31, 2012. The full text of the press release (the “Press Release”) issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Registrant's reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CoStar UK Limited, a wholly owned subsidiary of CoStar Group, Inc. (together with CoStar UK Limited, being referred to herein as “CoStar”), and Paul Marples, Managing Director of CoStar UK Limited, have agreed that effective February 25, 2013, Mr. Marples would be placed on garden leave in accordance with the terms of his Executive Service Contract.  Mr. Marples will continue to be an employee and will receive his salary and applicable benefits as set forth in his Executive Service Contract until August 25, 2013, at which time his employment and service contract will terminate.  Within seven days of his departure date, Mr. Marples will receive a lump sum payment of £30,000.

Item 7.01. Regulation FD Disclosure.

Giles Newman was promoted to the role of Managing Director of CoStar UK Limited. Mr. Newman, who previously served as Sales & Client Services Director, will report directly to Andrew C. Florance, the company's Founder and Chief Executive Officer, in his newly expanded role on CoStar's management team.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.        Description

Exhibit 99.1        CoStar Group, Inc. Press Release Dated February 27, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date:	February 27, 2013	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer

Exhibit Index

Exhibit 99.1	CoStar Group, Inc. Press Release Dated February 27, 2013